FOR IMMEDIATE RELEASE

STRATEGIC STORAGE TRUST, INC. PURCHASES
THREE FACILITIES FOR $12.2 MILLION

SSTI Acquires Self Storage Properties in Prime Markets:
San Francisco Bay Area, Nevada and Virginia

     LADERA RANCH, Calif. - July 22, 2011 - Strategic Storage Trust, Inc. (SSTI) - a publicly registered non-traded REIT targeting the self-storage market - recently acquired three facilities totaling approximately 2,000 units with a total aggregate value of approximately $12.2 million. All three facilities will be rebranded under the SmartStop™ Self Storage trade name.

      "These acquisitions are perfect examples as to why we are targeting specific high growth markets in the United States," said H. Michael Schwartz, SSTI's chairman and CEO. "These cities are strong economic markets with positive population growth potential."

     The 640-unit San Francisco Bay Area property is located at 2300 Grant Avenue in San Lorenzo, Calif. and contains approximately 62,000 rentable square feet of drive-up accessible self-storage. SSTI's San Francisco Bay Area self-storage portfolio now includes three facilities totaling approximately 2,000 units.

     The 790-unit Nevada property is located at 4770 South Pecos Avenue in Las Vegas and contains approximately 88,000 rentable square feet on approximately 2.6 acres of land. SSTI now owns eight facilities in the Las Vegas market totaling approximately 4,700 units.

     The 640-unit self-storage facility located at 815 LaSalle Avenue in Hampton, Virginia (one of the seven major cities that comprise the Hampton Roads metropolitan area) contains approximately 70,200 rentable square feet and offers interior and drive-up units on three acres of land. This three-story building is located near one of the largest naval stations in the world. SSTI now owns four facilities in Virginia totaling approximately 2,450 units.

     Since the launch of SSTI in 2008, SSTI's portfolio of wholly-owned properties has expanded to include 76 properties in 17 states and Canada.

About Strategic Storage Trust, Inc.

Strategic Storage Trust, Inc. (SSTI) is the first and only self-storage REIT in the public non-traded REIT marketplace.  SSTI is one of five publicly registered self-storage REITs in the United States and is one of the fastest growing self-storage REITs nationwide. The Strategic Storage Trust management team is comprised of industry veterans with extensive institutional experience in the acquisition and property management of self-storage properties. The REIT's storage facilities are branded as SmartStop™ Self Storage throughout the country.  Its portfolio includes approximately 50,000 self-storage units and 6.2 million rentable square feet of storage space.

For more information about SSTI, please call 949-429-6600 or visit www.strategicstoragetrust.com

To view our properties and locations or to find a nearby storage facility, visit www.smartstopselfstorage.com

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company's prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.

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Genevieve Anton
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